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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Northwest Pipeline Corporation for the registration of up to $350,000,000 of debt securities and to the incorporation by reference therein of our report dated February 7, 1997, with respect to the financial statements of Northwest Pipeline Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                        ERNST & YOUNG LLP

Tulsa, Oklahoma
September 5, 1997